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                                                              Exhibit 99.B(2)(B)

                                     BYLAWS

                                       of

                       ING GLOBAL DIVIDEND AND INCOME FUND

                           a Delaware Statutory Trust

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                                             ING GLOBAL DIVIDEND AND INCOME FUND
                                                           BYLAWS

                                TABLE OF CONTENTS

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                                                                                                  Page
ARTICLE I                                                                                            1

OFFICES
   Section 1.   Principal Office                                                                     1
   Section 2.   Other Offices                                                                        1

ARTICLE II                                                                                           1

MEETINGS OF SHAREHOLDERS                                                                             1
   Section 1.   Place of Meetings                                                                    1
   Section 2.   Notice of Shareholders' Meeting                                                      1
   Section 3.   Manner of Giving Notice; Affidavit of Notice                                         1
   Section 4.   Adjourned Meeting; Notice                                                            2
   Section 5.   Voting                                                                               2
   Section 6.   Waiver of Notice by Consent of Absent Shareholders                                   2
   Section 7.   Shareholder Action by Written Consent Without a Meeting                              3
   Section 8.   Record Date for Shareholder Notice; Voting and Giving Consents                       3
   Section 10.  Inspectors of Election                                                               4

ARTICLE III                                                                                          5

TRUSTEES                                                                                             5
   Section 2.   Regular Meetings                                                                     5
   Section 3.   Special Meetings                                                                     5
   Section 4.   Quorum                                                                               5
   Section 5.   Waiver of Notice                                                                     6
   Section 6.   Adjournment                                                                          6
   Section 7.   Notice of Adjournment                                                                6
   Section 8.   Action Without a Meeting                                                             6
   Section 9.   Fees and Compensation of Trustees                                                    6

ARTICLE IV                                                                                           6

COMMITTEES                                                                                           6
   Section 1.   Committees of Trustees                                                               6
   Section 2.   Meetings and Action of Committees                                                    7

ARTICLE V                                                                                            7

OFFICERS                                                                                             7
   Section 1.   Officers                                                                             7
   Section 2.   Election of Officers                                                                 7
   Section 3.   Subordinate Officers                                                                 7

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
   Section 4.   Removal and Resignation of Officers                                                  8
   Section 5.   Vacancies in Offices                                                                 8
   Section 6.   Chairman of the Board                                                                8
   Section 7.   President                                                                            8
   Section 8.   Vice-Presidents                                                                      8
   Section 9.   Secretary                                                                            8
   Section 10.  Treasurer                                                                            9

ARTICLE VI                                                                                           9

INDEMNIFICATION OF OFFICERS, EMPLOYEES AND OTHER AGENTS                                              9
   Section 1.   Agents, Proceedings and Expenses                                                     9
   Section 2.   Actions Other Than by Fund                                                           9
   Section 3.   Actions Other Than by Fund                                                          10
   Section 4.   Exclusion of Indemnification                                                        10
   Section 5.   Successful Defense by Agent                                                         10
   Section 6.   Required Approval                                                                   11
   Section 7.   Advance of Expenses                                                                 11
   Section 8.   Other Contractual Rights                                                            11
   Section 9.   Insurance                                                                           11
   Section 10.  Fiduciaries of Employee Benefit Plan                                                11

ARTICLE VII                                                                                         12

RECORDS AND REPORTS                                                                                 12
   Section 1.   Maintenance and Inspection of Share Register                                        12
   Section 2.   Maintenance and Inspection of Bylaws                                                12
   Section 4.   Inspection by Trustees                                                              12
   Section 5.   Financial Statements                                                                12

ARTICLE VIII                                                                                        13

GENERAL MATTERS                                                                                     13
   Section 1.   Checks, Drafts, Evidence of Indebtedness                                            13
   Section 2.   Contracts and Instruments; How Executed                                             13
   Section 3.   Certificates for Shares                                                             13
   Section 4.   Lost Certificates                                                                   13
   Section 5.   Representation of Shares of Other Entities Held by Fund                             13
   Section 6.   Fiscal Year                                                                         14

ARTICLE IX                                                                                          14

AMENDMENTS                                                                                          14
   Section 1.   Amendment by Shareholders                                                           14
   Section 2.   Amendment by Trustees                                                               14

                                       ii

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                                             ING GLOBAL DIVIDEND AND INCOME FUND
                                                             BYLAWS

                                     BYLAWS

                                       OF

                       ING GLOBAL DIVIDEND AND INCOME FUND

                                    ARTICLE I

                                     Offices

     Section 1. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Fund at any place within or outside the State of Delaware.

     Section 2. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Fund intends to do business.

                                   ARTICLE II

                            Meetings of Shareholders

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Fund.

     Section 2. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 3 of this Article II not fewer than seven (7) days nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Fund, or (iv) a voluntary dissolution of the Fund, the notice shall also state the general nature of such proposal.

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     Section 3.     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any
meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Fund or its transfer agent or given by the shareholder to the Fund for the purpose of notice. If no such address appears on the Fund's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Fund's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication, or upon publication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Fund is returned to the Fund by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholder's meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Fund giving the notice and shall be filed and maintained in the minute book of the Fund.

     Section 4. ADJOURNED MEETING; NOTICE. When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2 and 3 of this Article II. At any adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.

     Section 5. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholder's vote may be by voice vote or by ballot; PROVIDED, HOWEVER, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

     Section 6. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in

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person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

     Section 7. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund's records. Any shareholder giving a written consent or the shareholder's proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective-proxy-holders may revoke the consent by a writing received by the Secretary of the Fund before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 3 of this Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Fund, and (iii) a reorganization of the Fund, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     Sections 8.    RECORD DATE FOR SHAREHOLDER NOTICE; VOTING AND GIVING
CONSENTS. If the Board of Trustees does not fix a record date for purposes of determining the shareholders entitled to vote or act at any meeting or adjournment thereof or to give consent to any action without a meeting:

     (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

     (b) the record date for determining shareholders entitled to give consent to action in

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          writing without a meeting, (i) when no prior action by the Board of
          Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

     Section 9. PROXIES. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Fund. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic or telefacsimile transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Fund stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Fund before the vote pursuant to that proxy is counted; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

     Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy, shall appoint a person to fill the vacancy.

     These inspectors shall:

     (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

     (b)  receive votes, ballots or consents;

     (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

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     (d)  count and tabulate all votes or consents;

     (e)  determine when the polls shall close;

     (f)  determine the result; and

     (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    Trustees

     Section 1. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Fund. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another.

     Section 2. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

     Section 3. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two (2) Trustees.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, telegram, facsimile or email, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Fund. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telegram, telephone, facsimile or email, or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Fund.

     Section 4. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 6 of this Article III. Subject to provisions of the Declaration of Trust, as in effect at such time, every act

                                        5
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or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting.

     Section 5. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Fund or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

     Section 6. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 7. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3 of this Article III to the Trustees who were present at the time of the adjournment.

     Section 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if all of the members of the Board of Trustees shall consent in writing to that action. Such action by written consent shall have the same force and effect as a vote of the Board of Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

     Section 9. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.

                                   ARTICLE IV

                                   Committees

     Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees, each consisting of one (1) or more Trustees, to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

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     (a)  the approval of any action which also requires shareholder approval, or requires approval by a majority of the entire Board or certain members of said Board;

     (b)  the filling of vacancies on the Board of Trustees or in any committee;

     (c) the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

     (d) the amendment or repeal of the Declaration of Trust or of these bylaws or the adoption of new bylaws;

     (e) the amendment or repeal of any resolution of the Board of Trustees unless by its express terms it is made amendable or repealable by a committee;

     (f) a distribution to the shareholders of the Fund, except at a rate or formula, or in a periodic amount or within a designated range determined by the Board of Trustees; or

     (g) the appointment of any other committees of the Board of Trustees or the members of these committees.

     Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular or special meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. In the absence or disqualification of any member of a Committee, the member, or members present, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of the absent or disqualified member. The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V

                                    Officers

     Section 1. OFFICERS. The officers of the Fund shall be a president, a secretary, and a treasurer. The Fund may also have, at the discretion of the Board of Trustees, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     Section 2. ELECTION OF OFFICERS. The officers of the Fund, except such officers as may appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be

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chosen by the Board of Trustees, and each shall serve at the pleasure of the
Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees or by an officer upon whom such power of removal may be conferred by the Board of Trustees by resolution.

     Any officer may resign at any time by giving written notice to the Fund. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Fund under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

     Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer is elected, shall if present preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Trustees or prescribed by the Bylaws.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Fund and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Fund. He or she shall preside at all meetings of the shareholders and in the absence of the chairman of the board or if there be none, at all meetings of the Board of Trustees. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

     Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these Bylaws and

                                        8
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the president or the chairman of the board.

     Section 9. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Fund or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The secretary shall keep or cause to be kept at the principal executive office of the Fund or at the office of the Fund's transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

     Section 10. TREASURER. The treasurer shall be the chief financial officer of the Fund and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

     The treasurer shall deposit all monies and other valuables in the name and to the credit of the Fund with such depositories as may be designated by the Board of Trustees. The treasurer shall disburse the funds of the Fund as may be ordered by the Board of Trustees, shall render to the president and Trustees, whenever they request it, an account of all of the treasurer's transactions as chief financial officer and of the financial condition of the Fund and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these Bylaws.

                                   ARTICLE VI

             Indemnification of Officers, Employees and Other Agents

     Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was an officer, employee or other agent of this Fund or is or was serving at the request of this Fund as a Trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, Fund or other enterprise or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation which

                                        9
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was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

     Section 2. ACTIONS OTHER THAN BY FUND. The Fund shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Fund) by reason of the fact that such person is or was an agent of the Fund, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Fund and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Fund or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3. ACTIONS OTHER THAN BY FUND. The Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Fund to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Fund, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Fund and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

     Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Fund.

     No indemnification shall be made under Sections 2 or 3 of this Article:

     (a) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Fund, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

     (b) in respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received

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          by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

     (c) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

     Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the Fund has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before which the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

     Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Fund only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

     (a) a majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Fund (as defined in the Investment Company Act of 1940); or

     (b)  a written opinion by an independent legal counsel.

     Section 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Fund before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for such undertaking, or a majority of a quorum of the disinterested, non-party Trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

     Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than officers of the Fund or any subsidiary hereof may be entitled by contract or otherwise.

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     Section 9.     INSURANCE. Upon and in the event of a determination by the
Board of Trustees of the Fund to purchase such insurance, the Fund shall purchase and maintain insurance on behalf of any agent of the Fund against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Fund would have the power to indemnify the agent against that liability under the provisions of this Article.

     Section 10. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Fund as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                               Records and Reports

     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Fund shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each shareholder.

     Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Fund shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Fund. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

     Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

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     Section 5.     FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Fund for each quarterly period of each fiscal year and accompanying balance sheet of the Fund as of the end of each such period that has been prepared by the Fund shall be kept on file in the principal executive office of the Fund for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder or holder of a voting trust demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Fund or the certificate of an authorized officer of the Fund that the financial statements were prepared without audit from the books and records of the Fund.

                                  ARTICLE VIII

                                 General Matters

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

     Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Fund and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Fund by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 3. CERTIFICATES FOR SHARES. To the extent the Board of Trustees determine from time to time, a certificate or certificates for shares of beneficial interest in any series of the Fund may be issued to a shareholder upon his request when such shares are fully paid. All certificates shall be signed in the name of the Fund by the chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Fund with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Fund may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

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     Section 4.     LOST CERTIFICATES. Except as provided in this Section 4, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Fund and canceled at the same time. The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Fund secured by a bond or other adequate security sufficient to protect the Fund against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY FUND. The chairman of the board, the president or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Fund any and all shares of any corporation, partnership, Funds, or other entities, foreign or domestic, standing in the name of the Fund. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

     Section 6. FISCAL YEAR. The fiscal year of the Fund shall be fixed and changed from time to time by resolution of the Trustees. The fiscal year of the Fund initially shall be from November 1 to October 31.

                                   ARTICLE IX

                                   Amendments

     Section 1. AMENDMENT BY SHAREHOLDERS. These Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these Bylaws.

     Section 2. AMENDMENT BY TRUSTEES. Subject to the right of shareholders as provided in Section 1 of this Article to amend or repeal these Bylaws, and except as otherwise provided by law or by the Declaration of Trust, these Bylaws may be adopted, amended, or repealed by the Board of Trustees.

Adopted on April 1,2004

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